SCHEDULE 14C INFORMATION
                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO. ______)

CHECK THE APPROPRIATE BOX:

[ ]  PRELIMINARY INFORMATION STATEMENT

[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14c-5(d)(2))

[X]  DEFINITIVE INFORMATION STATEMENT

                              WTC INDUSTRIES, INC.

     [X]  No fee required

     [ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and O-11.

     1)   Title of each class of securities to which transaction applies:

          --------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

          --------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determine):

          --------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

          --------------------------------------------------------

     5)   Total fee paid:

          --------------------------------------------------------

     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ---------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:

          ---------------------------------------------------

     3)   Filing Party:

          ---------------------------------------------------

     4)   Date Filed:

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


                              WTC INDUSTRIES, INC.

                              150 MARIE AVENUE EAST
                      WEST SAINT PAUL, MINNESOTA 55118-4002

                               -------------------

                          NOTICE OF SHAREHOLDER MEETING


         Notice is hereby given that a Meeting of Stockholders of WTC Industries, Inc. will be held at the Southview Country Club at 239 East Mendota Road in West Saint Paul, Minnesota on Tuesday, May 2, 2000 at 2:00 p.m. local time, for the following purposes:

         1. To elect five directors to hold office until the next regular Meeting of Stockholders or until their successors are elected.

         2.       To ratify and approve amendments to the Company's 1996 Stock
                  Plan.

         3. To ratify and approve the selection of independent public accountants for the Company for the current fiscal year.

         4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on March 6, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.


                                       By Order of the Board of Directors

                                       /s/ Robert C. Klas

                                       Robert C. Klas, Sr.
                                       CHIEF EXECUTIVE OFFICER

Saint Paul, Minnesota
March 20, 2000

                              WTC INDUSTRIES, INC.

                              150 MARIE AVENUE EAST
                      WEST SAINT PAUL, MINNESOTA 55118-4002


                              INFORMATION STATEMENT

         The Board of Directors of WTC Industries, Inc. (the "Company") has scheduled a Meeting of Shareholders. The Company has authorized that action be taken at the meeting on the following items: (i) reelection of the current Board of Directors, (ii) ratification of amendments to the Company's 1996 Stock Plan relating to an increase in shares available thereunder and a provision allowing the award of stock options to directors, (iii) ratification of the selection of the Company's auditors. Under Delaware law, these actions require shareholder approval of the holder or holders of a majority of the Company's outstanding Common Stock. Robert C. Klas, Sr. (the "Majority Shareholder") holds a majority of the outstanding shares of Common Stock of the Company, and he has indicated he will vote at the meeting in favor of the proposed actions.

         The mailing of this Notice of Meeting and Information Statement is expected to occur on or about March 20, 2000 to shareholders of record at March 6, 2000 and the effective date of this Information Statement will be twenty days after the mailing. As of March 6, 2000, the Company had 1,472,698 shares of Common Stock outstanding.

         This Information Statement is being furnished to the Company's shareholders to inform them of the date and time of the Meeting, the Board's action and the Majority Shareholder's intent to vote in favor of the action. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                    INFORMATION REGARDING SECURITY OWNERSHIP
                   OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table includes information as of March 6, 2000 concerning the beneficial ownership of Common Stock of the Company by (i) the only shareholders known to the Company to hold more than five percent of the Common Stock of the Company, (ii) each of the directors of the Company, (iii) each of the most highly compensated officers of the Company in office at the end of fiscal year 1999 whose total cash compensation exceeded $100,000 during fiscal year 1999, and (iv) all officers and directors of the Company as a group. Unless otherwise indicated, all beneficial owners have sole voting and investment power over the shares held.

                                                                 PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER            AMOUNT           OF CLASS
------------------------------------            ------           --------

Robert C. Klas, Sr. (1)(2)                   1,827,555(3)(4)(5)    80.3%
892 Marie Avenue
Mendota Heights, Minnesota 55118

Robert C. Klas, Jr. (2)                          1,875(3)             *
697 Goodrich Avenue
Saint Paul, Minnesota 55105

John A. Clymer (1)                               6,298(3)             *
839 Third Street
Hudson, Wisconsin 54016

Biloine W. Young (1)                             6,098(3)             *
15 Crocus Hill
Saint Paul, Minnesota 55102

Dr. Ronald A. Mitsch (1)                             0                *
4 Shadow Lane
North Oaks, MN  55127

David M. Botts (2)                              21,198(3)           1.4
980 Bayside Lane
Minnetrista, Minnesota 55364

Gregory P. Jensen (2)                           14,000(3)           1.0
3809 Azalea Place
Burnsville, Minnesota 55337

James J. Carbonari (2)                          40,000(3)           2.6
18515 5th Avenue North
Plymouth, Minnesota 55447

Jan H. Magnusson                               173,883             11.8
300 South Owasso Boulevard
St. Paul, Minnesota 55117

All Officers and Directors as
a Group (8 persons)                          1,917,024(3)(4)(5)    81.3%

------------------

 *       Less than one percent.

(1)      Serves as a director of the Company.

(2)      Serves as an executive officer of the Company.

(3) Includes options to purchase the following number of shares, which are or will become exercisable within 60 days: Mr. Clymer, 2,348 shares; Ms. Young, 2,348 shares; Mr. Botts, 18,000 shares; Mr. Jensen, 14,000 shares; and Mr. Carbonari, 40,000 shares; and all officers and directors as a group, 76,696 shares. Also includes warrants to purchase the following number of shares on or before June 30, 2003: Mr. Robert Klas, Sr., 176,998 shares; Mr. Robert Klas, Jr., 1,250 shares; Mr. Clymer, 2,500 shares; Ms. Young, 2,500 shares; and all officers and directors as a group, 183,248.

(4) Includes a warrant to purchase 240,000 shares of Common Stock on or before March 22, 2006 and a warrant to purchase 80,000 shares of Common Stock on or before March 1, 2004. Includes a convertible promissory note to purchase 250,000 shares of Common Stock on or before March 1, 2001.

(5) Includes 22,500 shares of Common Stock held by The Tapemark Company Cash or Deferred Profit Sharing Plan; 5,000 shares issuable upon exercise of a warrant expiring June 30, 2003; 46,667 shares held by The Tapemark Company; 11,200 shares of Common Stock available under vested stock options held by The Tapemark Company; and 39,178 shares issuable upon exercise of a warrant expiring June 30, 2003. The Tapemark Company is an affiliate of Mr. Klas, Sr. and Mr. Klas, Jr.


                              ELECTION OF DIRECTORS

         Five directors will be re-elected at the Annual Meeting of shareholders to serve until the next meeting of shareholders, or until their successors are elected. The Board of Directors has nominated the five persons named below. Unless otherwise indicated, each nominee has been engaged in his present occupation as set forth below, or has been an officer with the organization indicated, for more than the past five years.

         The names of the nominees, their principal occupations and other information is set forth below based upon information furnished to the Company by the nominees.

                                        Primary Occupation              Director
Name and Age                          and Other Directorships             Since
------------                  ---------------------------------------     -----
Robert C. Klas, Sr. (72)*     Chairman and Chief Executive Officer of     1994
                              the Company; Chairman of the Board and
                              Chief Executive Officer of The Tapemark
                              Company (printing and manufacturing
                              company).

Biloine W. Young (73)         Writer                                      1994

John A. Clymer (51)           Managing Director of Resource Companies,    1994
                              Inc.; President and Chief Investment
                              Officer of Resource Capital Advisors,
                              Inc.; Director of Hanover Capital Holdings,
                              Inc. (real estate investment trust).

Robert C. Klas, Jr. (46)*     President of The Tapemark Company.          1996

Dr. Ronald A. Mitsch (65)     Retired Vice Chairman of the Board and      1999
                              Executive Vice President of 3M Company;
                              Director of NCR, Lubrizol, Material
                              Sciences Corporation, B.F. Goodrich and
                              Chairman of the Board of Trustees for
                              Hamline University.
----------------------
* Mr. Klas, Sr. is the father of Robert C. Klas, Jr.

         The Board of Directors met three times during fiscal year 1999. Each director attended more than 75% of the meetings of the Board of Directors and Board committees on which he or she served.

                             EXECUTIVE COMPENSATION

         The following table shows for the Company's last three fiscal years the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer and each of the other executive officers whose cash compensation exceeded $100,000 ("Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                Long Term
                                                                              Compensation
                                                                              ------------
                                                Annual Compensation              Awards
                                     ---------------------------------------  ------------
                                                                 Other         Securities
       Name and                                                  Annual        Underlying         All Other
   Principal Position        Year    Salary($)    Bonus($)   Compensation($)     Options     Compensation($)(3)
-----------------------      ----    ---------    --------   ---------------  ------------   ------------------
Robert C. Klas, Sr. (1)      1999           0         0             0               0                  0
Chief Executive              1998           0         0             0               0                  0
Officer                      1997           0         0             0               0                  0

James J. Carbonari (2)       1999     175,000         0             0               0              6,000
President - Pentapure        1998      69,334         0             0               0              6,000
Incorporated

David M. Botts               1999     142,784         0             0               0                  0
Chief Operating Officer      1998     125,000         0             0               0                  0
                             1997     125,000         0             0               0                  0

----------------------
(1) Mr. Klas, Sr. was elected as the Company's Chief Financial Officer on April 13, 1996. The Company has not paid a salary, bonus or other annual compensation to Mr. Klas, Sr.
(2) Pentapure Incorporated is a subsidiary of the Company. Mr. Carbonari was appointed its President on August 17, 1998.
(3)      Represents an annual car allowance for Mr. Carbonari.


STOCK OPTIONS

         The following table contains information concerning the grant of stock options under the Company's stock option plans to the Named Executive Officers during the last fiscal year:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                INDIVIDUAL GRANTS
--------------------------------------------------------------------------------------------------------
                                                                                    POTENTIAL REALIZABLE
                            NUMBER                                                    VALUE AT ASSUMED
                              OF         % OF TOTAL                                   ANNUAL RATES OF
                          SECURITIES      OPTIONS                                       STOCK PRICE
                            UNDER-       GRANTED TO                                    APPRECIATION
                            LYING        EMPLOYEES      EXERCISE                     FOR OPTION TERM(1)
                           OPTIONS       IN FISCAL       PRICE       EXPIRATION    ---------------------
            NAME           GRANTED          YEAR       PER SHARE        DATE          5%          10%
--------------------------------------------------------------------------------------------------------
Robert C. Klas, Sr. ....      0             --            --             --           --          --

James J. Carbonari .....   100,000         38.5%        $1.0625        6/30/07     $208,750     $223,750

David M. Botts .........    45,000         17.3%        $1.0625        6/30/07      $93,938     $100,688

-----------------------

(1) Gains are reported net of the option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall stock market conditions, as well as the optionholder's continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

OPTION EXERCISES AND HOLDINGS

            The following table sets forth information with respect to the Named Executive Officers, concerning the exercise of options during the last fiscal year and unexercised options held as of the end of fiscal year 1999:


                    OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                       Number of Securities             Value of Unexercised
                                                            Underlying                      In-the-Money
                                                      Unexercised Options at                 Options at
                        Shares                           Fiscal Year-End                   Fiscal Year-End
                     Acquired on        Value       ---------------------------   ---------------------------------
Name                   Exercise    Realized($)(1)   Exercisable   Unexercisable   Exercisable(2)   Unexercisable(2)
----                   --------    --------------   -----------   -------------   --------------   ----------------
Robert C. Klas, Sr.       0              0                  0              0         $     0            $     0

James J. Carbonari        0              0             40,000         60,000         $47,500            $71,250

David M. Botts            0              0             18,000         27,000         $21,375            $32,063

-----------------------

(1) Market value on the date of exercise of shares covered by options exercised, less option exercise price.

(2) Based on a per share price of $2.25 which is the fair market value of the Company's Common Stock on December 31, 1999. Value is calculated on the difference between the option exercise price and $2.25 multiplied by the number of shares of Common Stock underlying the options, but before taxes associated with exercise.

DIRECTOR COMPENSATION

         Effective August 19, 1999, the Board of Directors approved a cash payment of $500 for each meeting attended for all directors who are not employed by the Company. Under the 1996 Stock Option Plan, outside directors are entitled to receive an annual formula grant of non-qualified options to purchase a number of shares determined by dividing $1,000 by the fair market value per share of the Common Stock on the date of grant, but in no event more than 500 shares per Outside Director per grant. These options will have an exercise price equal to 100% of the fair market value per share of the Common Stock on the date of grant, are fully vested on the date of grant and will expire five years after date of grant. During 1999, options for 3,000 shares of Common Stock were granted to Outside Directors under this provision for services provided in 1997, 1998 and 1999.

EMPLOYMENT AGREEMENTS

         None of the Company's executive officers is party to an employment agreement with the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. These insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1999, the Company's insiders complied with all applicable Section 16(a) filing requirements, with the exception of Jon Magnusson, a shareholder of over 10% of the Company.

                  REASONS FOR AMENDMENTS TO THE 1996 STOCK PLAN
                                  (PROPOSAL 2)

         The Board of Directors has adopted an amendment to the 1996 Stock Option Plan (the "Plan").

         Prior to the Company's one-for-ten reverse stock split in January 1999, the Plan authorized the issuance of 500,000 shares of common stock pursuant to options and awards granted thereunder. After giving effect to the Company's stock split, the number of shares available under the Plan is 50,000. The Board of Directors amended the 1996 Plan effective August 19, 1999, subject to ratification by the shareholders, to increase the total number of shares available under the Plan by 450,000 shares to a total of 500,000 shares. There were outstanding on March 6, 2000, options to purchase 260,300 shares granted to eleven individuals.

GENERAL INFORMATION

         On September 24, 1996, the Company's Board of Directors adopted the WTC Industries, Inc. 1996 Stock Plan (the "1996 Plan"), and the shareholders of the Company ratified and approved adoption of the 1996 Plan on October 29, 1996. The purpose of the 1996 Plan is to enable the Company and its subsidiaries to retain and attract key employees, consultants and non-employee directors who will contribute to the Company's success by their ability, ingenuity and industry, and to enable such individuals to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company. The 1996 Plan authorizes the granting of awards in the form of stock options or restricted stock. The 1996 Plan currently provides for an authorization of 500,000 shares which may be issued pursuant to options or other awards granted under the Plan to key employees and outside consultants and also provides for ongoing automatic grants of stock options to non-employee directors. On March 6, 2000, the last reported sales price of the Company's common stock on the OTC Bulletin Board was $3.00.

SUMMARY OF THE PLAN

         The principal features of the 1996 Plan are summarized below.

         SHARES AVAILABLE UNDER 1996 PLAN. The Company's Board of Directors has approved an increase in the shares available under the 1996 Plan from 50,000 to 500,000 shares subject to shareholder approval. Common shares covered by expired or terminated stock options and forfeited shares of restricted stock or deferred stock may be used for subsequent awards under the 1996 Plan.

         ELIGIBILITY AND ADMINISTRATION. Officers and other key employees of the Company and its subsidiaries who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and its subsidiaries, as well as consultants and non-employee directors, are eligible to be granted awards under the 1996 Plan. The 1996 Plan is administered by the Board or, in its discretion, by a committee of not less than three disinterested persons who are defined in the 1996 Plan (the "Committee") appointed by the Board of Directors. The term "Board" as used in this section refers to the Board of Directors or if the Board has delegated its authority, the Committee. The Board has the power to make awards (other than awards to non-employee directors), determine the number of shares covered by each award and other terms and conditions of such awards, interpret the 1996 Plan, and adopt rules, regulations and procedures with respect to the administration of the 1996 Plan. The Board may delegate its authority to officers of the Company for the purpose of selecting key employees who are not officers of the Company to be participants in the 1996 Plan.

         STOCK OPTIONS. The Board may grant stock options that either qualify as "incentive stock options" under the Internal Revenue Code of 1986, as amended ("Code") or are "non-qualified stock options" in such form and upon such terms as the Board may approve from time to time. Stock options granted under the 1996 Plan may be exercised during their respective terms as determined by the Board. The purchase price may be paid by tendering cash or, in the Board's discretion, by tendering promissory notes or common stock. The optionee may elect to pay all or part of the option exercise price by having the Company withhold upon exercise of the option a number of shares with a fair market value equal to the aggregate option exercise price for the shares with respect to which such election is made. No stock option shall be transferable by the optionee or exercised by anyone else during the optionee's lifetime.

         Stock options may be exercised during varying periods of time after a participant's termination of employment, dependent upon the reason for the termination. Following a participant's death, the participant's stock options may be exercised to the extent they were exercisable at the time of death by the legal representative of the estate or the optionee's legatee for a period of three years (or such shorter period as the Committee shall specify at grant) or until the expiration of the stated term of the option, whichever is less. The same time periods apply if the participant is terminated by reason of disability. If the participant retires, the participant's stock options may be exercised to the extent they were exercisable at the time of retirement or for a period of three years (or such shorter period as determined by the Board at the time of retirement) from the date of retirement or until the expiration of the stated term of the option, whichever is less. If the participant is involuntarily terminated without cause, the participant's options may be exercised to the extent they were exercisable at the time of termination for the lesser of three months or the balance of the stated term of the option. If the participant's employment is terminated for cause, the participant's stock options immediately terminate. These exercise periods may be reduced by the Board for particular options. The Board may, in its discretion, accelerate the exercisability of stock options which would not otherwise be exercisable upon death, disability or retirement.

         No incentive stock options shall be granted under the 1996 Plan after September 23, 2006. The term of an incentive stock option may not exceed 10 years (or 5 years if issued to a participant who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company, any subsidiary or affiliate). The aggregate fair market value of the common stock with respect to which an incentive stock option is exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. The exercise price under an incentive stock option may not be less than the fair market value of the common stock on the date the option is granted (or, in the event the participant owns more than 10% of the combined voting power of all classes of stock of the Company, the option price shall be not less than 110% of the fair market value of the stock on the date the option is granted). The exercise price for non-qualified options granted under the 1996 Plan may be less than 100% of the fair market value of the common stock on the date of grant.

         Pursuant to a limitation in the 1996 Plan, no eligible person may be granted any stock options for more than 100,000 shares of common stock in the aggregate during any fiscal year. This limitation is included pursuant to
Section 162(m) of the Internal Revenue Code, which provides a $1 million limitation on the compensation of certain executive officers that is deductible by the Company for federal income tax purposes. The limitation on stock options granted to an individual during any fiscal year is intended to preserve the Company's federal tax deduction for compensation expense related to stock options that may be granted to executive officers under the 1996 Plan.

         AUTOMATIC GRANT OF OPTIONS TO NON-EMPLOYEE DIRECTORS. The 1996 Plan provides for the automatic granting of options to non-employee directors. Such options are granted to each person who (i) is not an employee of the Company, any parent corporation or subsidiary, (ii) is not a beneficial owner of 20% or more of the Company's outstanding shares of stock and (iii) is elected or re-elected as a director by vote of the Board or the shareholders. Each such person automatically receives, as of the date of each such election or re-election, a non-qualified option to purchase a number of shares of stock equal to $1,000 divided by the Fair Market Value of a share of stock on the date of grant, rounded up to the next whole share, provided that no such Non-Qualified Option granted to any outside Director on a particular date shall cover more than 500 shares. Each person who is elected to be an Outside Director between Annual Meetings shall be automatically granted as of the date of such election a Non-Qualified Option to purchase a number of shares calculated by (1) directing $1,000 by the Fair Market Value of a share of stock on the date of grant, (2) multiplying the lesser of that result or 500 shares by a fraction in which the numerator is 365 minus the number of days that have elapsed from the date of the most recent Annual Meeting to the date of election of the Outside Director and the denominator is 365, and (3) rounding that result up to the next whole share. The options have five-year terms and are fully vested upon the date of option grant. Any vested portion of these options will not expire upon termination of service as a director.

         RESTRICTED STOCK. The Board may grant restricted stock awards that result in shares of common stock being issued to a participant subject to restrictions against disposition during a restricted period established by the Board. The Board may condition the grant of restricted stock upon the attainment of specified performance goals or service requirements. The provisions of restricted stock awards need not be the same with respect to each recipient. The restricted stock will be held in custody by the Company until the restrictions thereon have lapsed. During the period of the restrictions, a participant has the right to vote the shares of restricted stock and to receive dividends and distributions unless the Board requires such dividends and distributions to be held by the Company subject to the same restrictions as the restricted stock.

         If a participant terminates employment during the period of the restrictions, all shares still subject to restrictions will be forfeited and returned to the Company, subject to the right of the Board to waive such restrictions in the event of a participant's death, total disability, retirement or under special circumstances approved by the Board.

FEDERAL INCOME TAX CONSEQUENCES

         STOCK OPTIONS. An optionee will not realize taxable compensation income upon the grant of an incentive stock option. In addition, an optionee generally will not realize taxable compensation income upon the exercise of an incentive stock option if he or she exercises it as an employee or within three months after termination of employment (or within one year after termination if the termination results from a permanent and total disability). The amount by which the fair market value of the shares purchased exceeds the aggregate option price at the time of exercise will be alternative minimum taxable income for purposes of applying the alternative minimum tax. If stock acquired pursuant to an incentive stock option is not disposed of prior to the date two years from the option grant date or prior to one year from the option exercise date (the "Applicable Holding Periods"), any gain or loss realized upon the sale of such shares will be characterized as capital gain or loss. If the Applicable Holding Periods are not satisfied, then any gain realized in connection with the disposition of such stock will generally be taxable as ordinary compensation income in the year in which the disposition occurred, to the extent of the difference between the fair market value of such stock on the date of exercise and the option exercise price. The Company is entitled to a tax deduction to the extent, and at the time, the participant realizes compensation income. The balance of any gain will be characterized as a capital gain. Under current law, net capital gains are taxed at a maximum federal rate of 28% while compensation income may be taxed at higher federal rates.

         An optionee generally will not realize taxable compensation income upon the grant of a non-qualified stock option. As a general matter, when an optionee exercises a non-qualified stock option, he or she will realize taxable compensation income at that time equal to the difference between the aggregate option price and the fair market value of the stock on the date of exercise. The Company is entitled to a tax deduction to the extent, and at the time, the participant realizes compensation income.

         RESTRICTED STOCK. The grant of restricted stock should not result in immediate income for the participant or in a deduction for the Company for federal income tax purposes, assuming the shares are nontransferable and subject to restrictions which would result in a "substantial risk of forfeiture" as intended by the Company and as defined in applicable Treasury regulations. If the shares are transferable or there are no such restrictions, the participant will realize compensation income upon receipt of the award. Otherwise, a participant generally will realize taxable compensation when any such restrictions lapse. The amount of such income will be the value of the common stock on that date less any amount paid for the shares. Dividends paid on the common stock and received by the participant during the restricted period also will be taxable compensation income to the participant. In any event, the Company will be entitled to a tax deduction to the extent, and at the time, the participant realizes compensation income. A participant may elect, under Section 83(b) of the Code, to be taxed on the value of the stock at the time of award. If the election is made, the fair market value of the stock at the time of the award is taxable to the participant as compensation income and the Company is entitled to a corresponding deduction.

         WITHHOLDING. The 1996 Plan requires each participant, no later than the date as of which any part of the value of an award first becomes includible as compensation in the gross income of the participant, to pay to the Company any federal, state or local taxes required by law to be withheld with respect to the award. The Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. With respect to any award under the 1996 Plan, if the terms of the award so permit, a participant may elect to satisfy part or all of the withholding tax requirements associated with the award by (i) authorizing the Company to retain from the number of shares of Company common stock which would otherwise be deliverable to the participant, or (ii) delivering to the Company from shares of Company common stock already owned by the participant that number of shares having an aggregate fair market value equal to part or all of the tax payable by the participant. In that case, the Company would pay the tax liability from its own funds.

FURTHER INFORMATION

         A copy of the 1996 Plan can be obtained by writing to: Chief Financial Officer, WTC Industries, Inc., 150 Marie Avenue East, West St. Paul, Minnesota 55118-4002.


                              APPROVAL OF AUDITORS
                                  (PROPOSAL 3)

         McGladrey & Pullen, LLP independent public accountants, have been auditors for the Company since November 1998. They have been reappointed by the Board of Directors and approved for election by the Majority Shareholder of the Company and audit committee. A representative of McGladrey & Pullen, LLP will be present at the meeting, may make a statement if so desired, and will be available for questions.


                              CERTAIN TRANSACTIONS

         Tapemark provides labels for the Company's products and office and manufacturing facilities. Mr. Robert C. Klas, Sr., the Company's Chairman, CEO and largest stockholder, and is also the CEO, Chairman of the Board and largest shareholder of Tapemark. During the year ended December 31, 1999 and 1998, the Company paid Tapemark a total of $60,700 and $76,900, respectively, for these services.

         The Company has borrowed certain sums from Mr. Klas and Tapemark for working capital purposes. At December 31, 1998, the Company had outstanding borrowings from Mr. Klas totaling $2,300,000 with accrued interest of $198,807, and from Tapemark totaling $500,000 with accrued interest of $53,114. All borrowings from Mr. Klas and Tapemark were evidenced by demand promissory notes.

         On April 13, 1999, effective January 1, 1999, the Company entered into an agreement with Mr. Klas and Tapemark to extend demand notes held by them totaling $2,300,000 and $500,000, respectively, including all accrued interest of $198,907 and $53,114, respectively, through May 31, 2002. Interest will accrue at 1.0% for the seventeen-month period ending May 31, 2000 and then will increase to 5.18% for the duration of the notes. Interest is due and payable semi-annually. In exchange for the reduced interest rate from January 1, 1999 to May 31, 2000, the Company issued Mr. Klas and Tapemark four year warrants to purchase 176,998 and 39,178, respectively, shares of the Company's Common Stock at an exercise price of $1.00 per share.

         During 1999, Mr. Klas advanced the Company an additional $400,000 in demand promissory notes and Mr. Klas also purchased a $50,000 promissory note owed by the Company to another private noteholder. On February 29, 2000, the Company and Mr. Klas agreed to convert a total of $450,000 of the Company's existing indebtedness to him for 180,000 shares of the Company's common stock. In conjunction with the debt conversion, Mr. Klas purchased 100,000 shares of the Company's common stock for $250,000.

         On March 20, 2000, Mr. Klas assumed the existing Company's indebtedness to its lender and the Company issued Mr. Klas a convertible promissory note in the amount of the indebtedness. The new promissory note matures in one year and provides a right to convert the indebtedness to shares of Company common stock, at the discretion of the holder of the Note, at a conversion price of $3.00 per share. In addition, Mr. Klas agreed to co-sign a new credit agreement with the bank under which the bank extends the Company a new term loan of $750,000 and a new revolving credit facility of $700,000.


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In consideration thereof, the Company issued to Mr. Klas a new stock warrant to purchase 80,000 shares of the Company's common stock for an exercise price of $3.125 per share on or before March 1, 2004.

         The Company extended the expiration date to May 22, 2006 of an existing warrant held by Mr. Klas (issued in 1996) to purchase 240,000 shares of Company common stock at an exercise price of $20.00 per share.


                               FURTHER INFORMATION

         The Company's Annual Report to Shareholders for the year ended December 31, 1999 is being mailed to the shareholders with this Information Statement. Shareholders may receive, without charge, a copy of the Company's Annual Report on Form 10-KSB, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission, by writing to the Company at 150 Marie Avenue East, West St. Paul, MN 55118-4002, or by calling the Company at
(651) 554-3140.

                                       By Order of the Board of Directors

                                       /s/ Robert C. Klas

                                       Robert C. Klas, Sr.
                                       CHIEF EXECUTIVE OFFICER


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